Filed Pursuant to Rule 424(b)(5)
Registration No. 333-149561
PROSPECTUS SUPPLEMENT

(To Prospectus dated March 17, 2008)

3,000,000 Shares

Hansen Medical, Inc.

COMMON STOCK

We are offering 3,000,000 shares of our common stock.

Our common stock is quoted on the NASDAQ Global Market under the symbol “HNSN.” On April 1, 2008 the last reported sale price of our common stock on the NASDAQ Global Market was $14.58 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

The underwriter has agreed to purchase the shares of common stock from us at a price of $13.34 per share, which will result in approximately $39.4 million of net proceeds to us, after estimated expenses.

The underwriter may offer the shares of common stock from time to time in one or more transactions on the NASDAQ Global Market, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated expects to deliver the shares to purchasers on April 7, 2008.

MORGAN STANLEY

April 2, 2008

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and related matters. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common stock. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

All references in this prospectus supplement and the accompanying prospectus to “Hansen Medical,” “Hansen,” “the Company,” “we,” “us,” “our,” or similar references refer to Hansen Medical, Inc., and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free-writing prospectus that we authorize to be distributed to you. We have not, and the underwriter has not, authorized anyone to provide you with information different from or in addition to that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and any free-writing prospectus is accurate only as of the date of those respective documents. Our business, financial conditions, results of operations and prospects may have changed since that date.

We have applied for trademark registration of and/ or claim trademark rights in the marks, “Hansen Medical,” “Sensei,” “Artisan,” “Intellisense,” “Elite,” “Hansen Artisan,” “Hansen Elite,” as well as in the Hansen Medical “heart design” logo, whether standing alone or in connection with the words “Hansen Medical.” All other trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission filings, including the registration statement, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street NE, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.hansenmedical.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. The information found on our website is not part of this or any other report we file with or furnish to the Securities and Exchange Commission.

This prospectus supplement does not contain all of the information in the registration statement and its exhibits. For further information with respect to Hansen Medical and the common stock offered by this prospectus supplement, we refer you to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Some of the important business and financial information that you may want to consider is not included in this prospectus, but rather is “incorporated by reference” to documents that have been previously filed by us with the Securities and Exchange Commission pursuant to the Exchange Act of 1934. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

1. Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 28, 2008.

2. Current Reports on Form 8-K (excluding any portions thereof that are deemed to be furnished and not filed) filed on January 23, 2008 and March 4, 2008 and our Current Report on Form 8-K/A filed on January 31, 2008.

3. The description of our common stock contained in our Form 8-A filed November 14, 2006.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 404-5800 or by writing to us at the following address:

Hansen Medical, Inc.
380 North Bernardo Avenue
Mountain View, CA 94043
Attn: Investor Relations

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

Hansen Medical, Inc.

Company Overview

We develop, manufacture and sell a new generation of medical robotics designed for accurate positioning, manipulation and stable control of catheters and catheter-based technologies. While earlier generations of medical robotics were designed primarily for manipulating rigid surgical instruments, our Senseitm Robotic Catheter System, or Sensei system, is designed to allow physicians to instinctively navigate flexible catheters with greater stability and control in interventional procedures. Instinctive navigation refers to the ability of our Sensei system to enable physicians to direct the movements of our Artisantm Control Catheter, or Artisan catheter, to a desired anatomical location in a way that is natural and inherently simple. We believe our Sensei system, and its corresponding disposable Artisan catheter, enable physicians to perform procedures that historically have been too difficult or time consuming to accomplish routinely with existing catheters and catheter-based technologies, or that we believe could be accomplished only by the most skilled physicians. We believe that our Sensei system has the potential to benefit patients, physicians, hospitals and third-party payors by improving clinical outcomes and permitting more complex procedures to be performed interventionally.

Regulatory

We are continuously receiving new information regarding the performance of the Sensei system during procedures as the number of procedures using the Sensei system increases. Consistent with its past practices, we are continually evaluating events that may require adverse event reporting to the FDA under its MDR regulations and anticipate having to do so in the future. The FDA requires reporting of all adverse events to the extent that the device cannot be conclusively ruled out as a contributing factor. We believe, based on our analysis of these events to date, that the MDR reports will not materially impact our current regulatory status. However, the FDA may request further information, which potentially could delay the Company’s pending 510(k) application, or which could result in further regulatory action.

Corporate Information

We were incorporated in Delaware in September 2002 under the name AutoCath, Inc. and changed our name to Hansen Medical, Inc. in March 2003. The address of our principal executive office is 380 North Bernardo Avenue, Mountain View, California 94043, and our telephone number is (650) 404-5800. Our website address is www.hansenmedical.com. We do not incorporate the information on our website into this prospectus supplement and the accompanying prospectus, and you should not consider it part of this prospectus supplement and the accompanying prospectus. As used in this prospectus supplement and the accompanying prospectus, references to “we,” “our,” “us” and “Hansen” refer to Hansen Medical, Inc. unless the context requires otherwise.

THE OFFERING

Common stock offered by us	3,000,000 shares

Common stock to be outstanding after this offering	24,961,811 shares

Use of proceeds	We intend to use the net proceeds from this offering to support sales, marketing and general administrative activities, for research and product development activities, for capital equipment and tenant improvements and to fund working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire other businesses, products or technologies. However, we do not have agreements or commitments for any specific acquisitions at this time. See the section titled “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

NASDAQ Global Market symbol	HNSN

The number of shares of common stock that will be outstanding immediately after this offering is based on 21,961,811 shares of common stock outstanding as of December 31, 2007 and excludes:

•	2,960,556 shares of common stock issuable upon the exercise of outstanding options as of December 31, 2007, with a weighted average exercise price of $12.41 per share;

•	22,500 restricted stock units outstanding which will become outstanding shares upon vesting and have no exercise price; and

•	2,513,145 shares of common stock reserved for future issuance under our stock-based compensation plans consisting of 1,532,379 shares of common stock reserved for issuance under our 2006 Equity Incentive Plan (which amount excludes 878,472 shares added to such plan pursuant to an automatic increase on January 1, 2008), and 980,766 shares of common stock reserved for issuance under our 2006 Employee Stock Purchase Plan (which amount excludes 439,236 shares added to such plan pursuant to an automatic increase on January 1, 2008).

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K as well as all of the other information contained in this prospectus supplement and the accompanying prospecuts, and incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, before investing in our common stock. If any of the possible events described in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in these documents contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and the accompanying prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Many important factors affect our ability to achieve our objectives, including:

•	our ability to obtain and maintain regulatory clearance or approval of our products;

•	our plans to develop and commercialize our products;

•	our use of the proceeds from this offering;

•	our ability to obtain and maintain intellectual property protection for our products;

•	the successful development of our sales and marketing capabilities; and

•	the performance of third party manufacturers and our ability to maintain and expand our manufacturing capacity.

In addition, you should refer to the section of this prospectus supplement entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of our common stock in this offering will be approximately $39.4 million after deducting estimated offering expenses.

We intend to use the net proceeds from this offering to support sales, marketing and general administrative activities, for research and product development activities, for capital equipment and tenant improvements and to fund working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire other businesses, products or technologies. However, we do not have agreements or commitments for any specific acquisitions at this time.

The amount and timing of our expenditures will depend on several factors, including the progress of our research and development efforts and the amount of cash used by our operations. Pending their uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering. Net tangible book value per share is determined by dividing the number of outstanding shares of our common stock into our total tangible assets (total assets less intangible assets) less total liabilities. As of December 31, 2007, we had a historical net tangible book value (deficit) of our common stock of $49.1 million, or approximately $2.23 per share.

Investors participating in this offering will incur immediate, substantial dilution. After giving effect to the sale of common stock offered in this offering at an assumed public offering price of $14.58 per share (the last reported sale price of our common stock on April 1, 2008), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2007 would have been approximately $88.4 million, or approximately $3.54 per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of approximately $1.31 per share to existing stockholders, and an immediate dilution of approximately $11.04 per share to investors participating in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share		$14.58
Historical net tangible book value per share as of December 31, 2007	$2.23
Pro forma increase in net tangible book value per share attributable to investors participating in this offering	$1.31

Pro forma as adjusted net tangible book value per share after this offering		$3.54

Pro forma dilution per share to investors participating in this offering		$11.04

The above discussion and tables also assume no exercise of any outstanding stock options except as set forth above. As of December 31, 2007, there were:

•	2,960,556 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $12.41 per share;

•	22,500 restricted stock units outstanding which will become outstanding shares upon vesting and have no exercise price; and

•	2,513,145 shares of common stock reserved for future issuance under our 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under these benefit plans.

To the extent that any of these options are exercised, new options are issued under our benefit plans or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

UNDERWRITING

We are offering the shares of common stock described in this prospectus through Morgan Stanley & Co. Incorporated. We have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase all of the 3,000,000 shares of common stock offered hereby.

The underwriter is committed to purchase all the common shares offered by us if it purchases any shares.

The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transaction by selling shares of the common stock offered hereby to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The underwriter may receive a commission from certain investors equivalent to five cents per share. The maximum commission or discount to be received by the underwriter for the sale of the common stock in the offering will not be greater than eight percent (8%).

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $650,000.

We have agreed that we will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock, or such other securities, in cash or otherwise), in each case without the prior written consent of Morgan Stanley & Co. Incorporated for a period of 60 days after the date of this prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We, our directors and executive officers, and certain of our significant shareholders have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which we and each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus, may not, without the prior written consent of Morgan Stanley & Co. Incorporated, (1) offer, pledge, announce the intention to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock (including, without limitation, common stock which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions described above shall continue to apply until the expiration of the 18- day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter create a short position, it will purchase shares in the open market to cover the position

The underwriter has advised us that, pursuant to Regulation M of the Securities Act of 1933, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on The Nasdaq Global Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering the underwriter may engage in passive market making transactions in our common stock on The Nasdaq Global Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

The underwriter has represented that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any common stock in circumstances in which Section 21(1) of the FSMA does not apply to us and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of common stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running manager for any such offer; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter and its affiliates has provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of its business, for which it has received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliate may effect transactions for its own account or the account of customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Menlo Park, California. The underwriter is being represented by Latham & Watkins LLP, Costa Mesa, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Hansen Medical, Inc. for the year ended December 31, 2007 and the audited historical financial statements of AorTx, Inc. included on page 3 of Hansen Medical, Inc.’s Current Report on Form 8-K/A dated January, 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$75,000,000

Common Stock

Hansen Medical, Inc. may offer shares of its common stock from time to time. We will specify in an accompanying prospectus supplement the terms of any offering. Our common stock is listed on the NASDAQ Global Market under the symbol “HNSN.” The last reported sale price of our common stock on March 4, 2008 was $18.05 per share. The common stock offered by this prospectus will have an aggregate public offering price of up to $75,000,000.

You should read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.

Investing in our common stock involves risks. See the section entitled “ Risk Factors” on page 3 of this prospectus and the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendment or update thereto reflected in subsequent filings with the Securities and Exchange Commission, including any prospectus supplement.

This prospectus may not be used to offer or sell any of our common stock unless accompanied by a prospectus supplement.

The common stock offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

March 17 , 2008

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HANSEN MEDICAL, INC.

We develop, manufacture and sell a new generation of medical robotics designed for accurate positioning, manipulation and stable control of catheters and catheter-based technologies. While earlier generations of medical robotics were designed primarily for manipulating rigid surgical instruments, our Senseitm Robotic Catheter System, or Sensei system, is designed to allow physicians to instinctively navigate flexible catheters with greater stability and control in interventional procedures. Instinctive navigation refers to the ability of our Sensei system to enable physicians to direct the movements of our Artisantm Control Catheter, or Artisan catheter, to a desired anatomical location in a way that is natural and inherently simple. We believe our Sensei system, and its corresponding disposable Artisan catheter enable physicians to perform procedures that historically have been too difficult or time consuming to accomplish routinely with existing catheters and catheter-based technologies, or that we believe could be accomplished only by the most skilled physicians. We believe that our Sensei system has the potential to benefit patients, physicians, hospitals and third-party payors by improving clinical outcomes and permitting more complex procedures to be performed interventionally.

We were incorporated in Delaware in September 2002 under the name AutoCath, Inc. and changed our name to Hansen Medical, Inc. in March 2003. The address of our principal executive office is 380 North Bernardo Avenue, Mountain View, California 94043, and our telephone number is (650) 404-5800. Our website address is www.hansenmedical.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus. As used in this prospectus, references to “we,” “our,” “us” and “Hansen” refer to Hansen Medical, Inc. unless the context requires otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell common stock described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplement, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K as well as all of the other information contained in this prospectus, incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and related notes, before investing in our common stock. If any of the possible events described in those sections actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we have filed with the SEC that are included or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Many important factors affect our ability to achieve our objectives, including:

•	our ability to obtain and maintain regulatory clearance or approval of our products;

•	our plans to develop and commercialize our products;

•	our use of the proceeds from this offering;

•	our ability to obtain and maintain intellectual property protection for our products;

•	the successful development of our sales and marketing capabilities; and

•	the performance of third party manufacturers and our ability to maintain and expand our manufacturing capacity.

In addition, you should refer to the section of this prospectus entitled “Risk Factors” as well as the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

USE OF PROCEEDS

Unless otherwise indicated in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of the offered securities to support sales, marketing and general administrative activities, for research and product development activities, for capital equipment and tenant improvements and to fund working capital and other general corporate purposes. We may also use a portion of the net proceeds to acquire other businesses, products or technologies. However, we do not have agreements or commitments for any specific acquisitions at this time.

The amount and timing of our expenditures will depend on several factors, including the progress of our research and development efforts and the amount of cash used by our operations. Pending their uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

The following is a summary of the rights of our common stock and preferred stock. This summary is not complete. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated bylaws, which have been previously filed with the SEC.

Common Stock

Outstanding Shares.  As of February 15, 2008, there were 21,971,644 shares of common stock outstanding held of record by approximately 350 stockholders.

Voting Rights.  Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends.  Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation.  In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences.  Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable.  All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

As of March 5, 2008, there were no shares of preferred stock outstanding. Under our amended and restated certificate of incorporation, our board of directors is authorized, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Registration Rights

Under our Amended and Restated Investors’ Rights Agreement, holders of approximately 6,793,015 shares of common stock are entitled to rights with respect to the registration of those shares under the Securities Act.

Demand Registration Rights.  The holders of at least 40% of the shares having registration rights have the right to demand that we file up to two registration statements. These registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances.

Form S-3 Registration Rights.  If we are eligible to file a registration statement on Form S-3, each holder of shares having registration rights has the right to demand that we file registration statements on Form S-3 for the resale of such holder’s shares so long as the aggregate offering price, net of any underwriters’ discounts or commissions, of securities to be sold under the registration statement on Form S-3 is at least $2,000,000, provided that we have not filed two such registration statements for holders of shares having registration rights within the prior twelve months, and subject to specified other exceptions, conditions and limitations.

“Piggyback” Registration Rights.  If we register any securities for public sale, stockholders with registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of shares having registration rights to be included in the registration statement, but not below 25% of the total number of shares included in the registration statement. Holders of a majority of shares with registration rights have waived their registration rights with respect to this registration statement.

Expenses of Registration.  We will pay all expenses, other than underwriting discounts and commissions, relating to all demand registrations, Form S-3 registrations and piggyback registrations.

Expiration of Registration Rights.  The registration rights described above will terminate upon the earlier of November 21, 2011 or as to a given holder of registrable securities, when such holder of registrable securities can sell all of such holder’s registrable securities pursuant to Rule 144 promulgated under the Securities Act or when such holder holds 1% or less of our outstanding common stock and all of such holder’s registrable securities can be sold in any three-month period pursuant to Rule 144 promulgated under the Securities Act.

In addition, in connection with our acquisition of AorTx, Inc., or AorTx, we granted certain Form S-3 registration rights to the former stockholders of AorTx. Under the Registration Rights Agreement with such former stockholders of AorTx, we are obligated, following the issuance of shares of our common stock in connection with payments made under the acquisition agreement, to register such shares for resale pursuant to a registration statement on Form S-3. We will pay all expenses in connection with such resale registration statements. On January 23, 2008, we filed a resale registration statement on Form S-3 with respect to 140,048 shares of our common stock issued to the former stockholders of AorTx at the closing of the AorTx acquisition.

Delaware Anti-Takeover Law and Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Delaware Anti-Takeover Law.  We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.  Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by the chairman of the board, our chief executive officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•	provide that stockholders will be permitted to amend our amended and restated bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of our then outstanding common stock, voting as a single class.

NASDAQ Global Market Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “HNSN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC. The transfer agent and registrar’s address is 480 Washington Blvd., Jersey City, New Jersey, 07310.

PLAN OF DISTRIBUTION

We may sell our common stock through underwriters or dealers, through agents, or directly to one or more purchasers. The prospectus supplement or supplements will describe the terms of the offering of the common stock, including:

•	the name or names of any underwriters, if any;

•	the purchase price of our common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional shares of common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all the common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship. We may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Menlo Park, California.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Hansen Medical, Inc. for the year ended December 31, 2007 and the audited historical financial statements of AorTx, Inc. included on page 3 of Hansen Medical, Inc.’s Current Report on Form 8-K/A dated January, 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission. You can read our Securities and Exchange Commission filings, including this registration statement, over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street NE, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.hansenmedical.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. The information found on our website is not part of this or any other report we file with or furnish to the Securities and Exchange Commission.

This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to Hansen Medical and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Some of the important business and financial information that you may want to consider is not included in this prospectus, but rather is “incorporated by reference” to documents that have been previously filed by us with the Securities and Exchange Commission pursuant to the Exchange Act of 1934. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

1. Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 28, 2008.

2. Current Reports on Form 8-K (excluding any portions thereof that are deemed to be furnished and not filed) filed on January 23, 2008 and March 4, 2008 and our Current Report on Form 8-K/A filed on January 31, 2008.

3. The description of our common stock contained in our Form 8-A filed November 14, 2006.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (650) 404-5800 or by writing to us at the following address:

Hansen Medical, Inc.
380 North Bernardo Avenue
Mountain View, CA 94043
Attn: Investor Relations